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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated October 4, 1999, except paragraph 1 of Note 5 as to which the date is October 19, 1999, with respect to the combined financial statements of Golden Gate Fields consisting of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of Ladbroke Racing Corporation), included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-69166) and related prospectus of Magna Entertainment Corp. for the registration of Class A Subordinate Voting Stock.

                                           /s/ Ernst & Young LLP
                                           ---------------------
                                           Chartered Accountants


November 28, 2001
Toronto, Canada